UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

INDEPENDENT FILM DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53103	56-2676759
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2732 Morse Avenue, Suite #413 Irvine, CA		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 295-1711

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On October 5, 2016, the Board of Directors appointed Charles David Pugh, the Company’s current Chief Communications Officer, to the Board of Directors of the Company effective immediately. Mr. Pugh will continue to serve as the Company’s Chief Communications Officer in addition to a member of the Board of Directors. The Board of Directors now consists of Rachel Boulds, Patrick Peach, Charles David Pugh and Jeff Ritchie.

Biographical information for Charles David Pugh

Charles David Pugh serves as the Chief Communications Officer for Independent Film Development Corporation, responsible for all corporate communications and marketing. Prior to joining Independent Film Development Corporation, Mr. Pugh founded The Card Logic Group in 2002, a boutique marketing firm specializing in customer loyalty and retention programs. With hundreds of successful deployments throughout the US and Canada, Card Logic Group is a leader in multi-channel rewards programs in the motorsports and hospitality markets. Mr. Pugh was instrumental in the development and deployment of PRISM™, The Card Logic Group’s proprietary loyalty marketing platform. Prior to founding Card Logic Group, Mr. Pugh was Vice President of Client Development at Praxell, one of the first companies that enabled these gift card transactions to be processed in real-time either at the point of sale or on the web. Mr. Pugh holds degrees from Appalachian State University and UNC-Greensboro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Film Development Corporation
Date: October 5, 2016
By: /s/ Jeff Ritchie Jeff Ritchie, Chief Executive Officer

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